UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 17, 2026
PetMed Express, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-28827	65-0680967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
420 South Congress Avenue, Delray Beach, Florida 33445
(Address of principal executive offices) (Zip Code)
(561) 526-4444
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	PETS	NASDAQ
Preferred Stock Purchase Rights	N/A	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the
Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Jeffrey Allen Willard as Chief Executive Officer, President, and Director

On September 17, 2026, PetMed Express, Inc. (the “Company”) announced that the Board of Directors (the “Board”) of the Company has appointed Jeffrey Allen Willard as the Company’s new Chief Executive Officer and President. The Board approved the appointment on August 27, 2026, and the appointment will become effective on September 28, 2026 (the “Effective Date”). In his capacity as Chief Executive Officer and President, Mr. Willard will report to the Board and will serve as the Company’s principal executive officer for purposes of the rules and regulations of the Securities and Exchange Commission. As principal executive officer, Mr. Willard will succeed Leslie C.G. Campbell, the Chair of the Board, who had been serving as Interim Chief Executive Officer and President since August 2025. Prior to joining the Company, Mr. Willard, age 56, served as Chief Executive Officer and a director of Stewart MacDonald, a privately held, global ecommerce-focused company that sells branded tools, supplies, and products for guitar construction, repair, and maintenance, from November 2024 to September 2026. From June 2023 through August 2024, Mr. Willard served as Chief Growth and Marketing Officer of Casper Sleep, an ecommerce-focused sleep-products company, where he oversaw marketing, e-commerce, and new product development for the company. From July 2019 through May 2023, Mr. Willard served as President of Healthy Lifestyle Brands, LLC, a health and wellness licensing company, where he was responsible for overseeing sales of licensed products then in the market. Mr. Willard has not served as a director of any other publicly held company or registered investment company during the past five years. Mr. Willard received an M.B.A. from Washington University in St. Louis.

There are no arrangements or understandings between Mr. Willard and any other persons pursuant to which Mr. Willard was appointed as Chief Executive Officer and President of the Company. Mr. Willard has no family relationship with any director or executive officer of the Company. Mr. Willard has no direct or indirect material interest in any transaction, and there are no related party transactions between the Company and Mr. Willard, reportable under Item 404(a) of Regulation S-K. In connection with being appointed as Chief Executive Officer and President of the Company, on August 28, 2026, the Company entered into an Executive Employment Agreement (the “Employment Agreement”) with Mr. Willard. Mr. Willard’s first day of employment under the Employment Agreement will be the Effective Date. The initial term of Mr. Willard’s employment is three years from the Effective Date and will automatically renew for successive one-year periods thereafter unless either party gives written notice of nonrenewal at least 60 days prior to the end of the then-current term.

Under the terms of the Employment Agreement, Mr. Willard will receive an initial annual base salary of $550,000, subject to annual review by the Board and which may be increased in the Board’s discretion (but not be decreased other than as part of a proportionate reduction in management salaries and wages applicable to senior management). Mr. Willard is also entitled to a signing bonus of $120,000, which is subject to repayment if Mr. Willard leaves the Company within one year under circumstances detailed in the Employment Agreement. Mr. Willard will also receive a one-time relocation allowance of $50,000, subject to repayment on a sliding scale if he departs within two years. Mr. Willard will be entitled to 4 weeks of vacation each year, will receive customary expense reimbursement (in accordance with the Company's standard policies), and will receive the medical, health, and other benefits provided to Company employees generally, including participation in the Company's 401(k) plan on the same basis as other employees generally. The Employment Agreement provides that Mr. Willard will be eligible to receive an annual performance bonus based on annual performance goals determined by the Company's Compensation Committee, with a target annual bonus of 75% of Mr. Willard's base salary and a maximum bonus of 150% of base salary. The target bonus percentage may be reviewed and adjusted by the Board in future years, provided that the bonus-target percentage may not be reduced below 75% of base salary. The annual bonus for the fiscal year ending March 31, 2027 will be prorated based on the period of time during such fiscal year during which Mr. Willard was employed by the Company. The Employment Agreement also includes customary restrictive covenants, including confidentiality and non-solicitation covenants and a one-year post-employment non-compete restriction.

Under the Employment Agreement, Mr. Willard will be entitled to equity grants under the Company's 2024 Omnibus Incentive Plan or the Company's 2024 Inducement Incentive Plan, as follows: On or as soon as practicable after Mr. Willard's start date, as an inducement to enter into the Employment Agreement, Mr. Willard will receive (i) an award of 250,000 shares of restricted stock (the “Initial RSA Grant”), and (ii) an award of up to 250,000 performance stock units (the “Initial PSU Grant”). The Initial RSA Grant will vest in one-third increments on each of the first three anniversaries of the date of grant, subject to continued employment on each vesting date. The Initial PSU Grant will vest and become earned based on the Company's three-year total shareholder return relative to the S&P 600 Specialty Retail Index. Beginning with the Company’s first regular annual equity grant cycle following the first anniversary of Mr. Willard's start date, Mr. Willard will be eligible for an annual long-term incentive award with a target aggregate value of $750,000, granted fifty percent (50%) in the form of shares of restricted stock and fifty percent (50%) in the form of performance stock units, which annual grants shall generally be on terms consistent with the initial grants. The number of shares subject to each annual grant may not exceed the lesser of (1) the number of shares determined by dividing $750,000 by the closing price of the Company's common stock on the grant date, or (2) one percent (1.0%) of the Company's total shares of common stock outstanding as of the grant date.

The Employment Agreement provides that Mr. Willard's employment may be terminated by either the Company or Mr. Willard at any time prior to the scheduled expiration date of the agreement, subject to notice requirements and subject to certain potential severance payment obligations based on the nature of the termination. Specifically, Mr. Willard's employment may be terminated by the Company with or without “Cause” (as defined in the Employment Agreement) or by Mr. Willard with or without “Good Reason” (as defined in the Employment Agreement). “Cause” is customarily defined to include a material breach of the Employment Agreement, commission of a felony, and certain types of dishonesty and misconduct, all as more particularly defined in the Employment Agreement. “Good Reason” includes certain material adverse changes in Mr. Willard's duties, responsibilities, functions or title with the Company or a material breach of the Employment Agreement by the Company, as more particularly defined in the Employment Agreement.

In the event that the Company terminates Mr. Willard's employment without Cause or determines not to renew the Employment Agreement upon expiration, or Mr. Willard resigns for Good Reason in the manner described or required in the Employment Agreement, the agreement provides that Mr. Willard will be entitled to receive, contingent on Mr. Willard delivering a general release of claims to the Company, severance compensation in the form of continuation of his base salary in effect at the time of termination, as well as reimbursement for COBRA premiums, for a period of 12 months after termination, plus any earned but unpaid annual bonus for the most recently completed fiscal year. The treatment of any outstanding equity awards will be as specified in the applicable award agreements and equity plan. If such termination of employment occurs during the 12-month period following a “Change of Control” (as defined in the Employment Agreement), then Mr. Willard would be entitled to receive, contingent on delivery of a general release to the Company, severance compensation in the form of continuation of his base salary in effect at the time of termination and reimbursement for COBRA premiums for a period of 24 months (or 18 months for COBRA reimbursement) after termination, and he will also be entitled to receive any earned but unpaid annual bonus for the most recently completed fiscal year. If the Change of Control occurs on or after the 24-month anniversary of Mr. Willard's start date, all unvested Restricted Stock awards will vest in full and all Performance Stock Units will vest based on the greater of target or actual performance. If the Change of Control occurs before such 24-month anniversary, all unvested equity awards will be forfeited, and Mr. Willard will instead receive a one-time cash transaction bonus of $1,500,000, payable only if the per-share consideration in the Change of Control equaled or exceeded $4.00 per share.

In connection with Mr. Willard’s appointment as Chief Executive Officer and President and as provided in the Employment Agreement, the Board has appointed Mr. Willard as a director of the Company beginning as of the Effective Date, and Mr. Willard will continue to serve as director until his successor is duly elected and qualified or until his earlier resignation, death, or removal. The Employment Agreement provides that, throughout the term of Mr. Willard’s employment as Chief Executive Officer and President, the Board will nominate and recommend Mr. Willard for election as a member of the Board to the Company’s shareholders. As provided in the Employment Agreement, Mr. Willard’s service as a director will terminate upon the cessation of his service as Chief Executive Officer and President. Mr. Willard will occupy the seat on the Board vacated by the resignation and retirement of Leslie C.G. Campbell from the Board, as described below. As an executive officer of the Company, Mr. Willard will not serve on any standing committees of the Board and will not receive any additional compensation for his service as a director. In connection with his appointment to the Board, Mr. Willard also intends to enter into an indemnification agreement with the Company in the same form as the Company’s standard form indemnification agreement with its other directors, which is filed as Exhibit 10.2 to the Company’s Annual Report on Form 10-K for its fiscal year ended March 31, 2026, filed with the Securities and Exchange Commission on June 2, 2026.

The foregoing summary of the Employment Agreement does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained therein and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Company relied on the Instruction to Item 5.02(c) of Form 8-K to delay the filing of this Current Report on Form 8-K to the date of the public announcement of Mr. Willard’s appointment as Chief Executive Officer and President.

Resignation of Leslie C.G. Campbell from the Board and as Interim Chief Executive Officer and President; Appointment of Justin Mennen as Independent Board Chair

On September 15, 2026, Ms. Campbell notified the Board in writing that she would resign as a member of the Board effective as of Mr. Willard’s appointment to the Board on the Effective Date. Ms. Campbell’s resignation from the Board was not due to any disagreement with the Company, its management, or the Board with respect to any matter relating to the Company’s operations, policies, or practices, but, rather, was to further her retirement plans. Ms. Campbell also resigned as Interim Chief Executive Officer and President, effective as of the Effective Date.

In connection with Ms. Campbell’s resignation from the Board, effective as of the Effective Date, the Board elected existing independent director Justin Mennen to serve as Chair of the Board, effective as of the Effective Date, until his successor is duly elected and qualified or until his earlier death, resignation, or removal. Because Mr. Mennen qualifies as an independent director under the listing standards of the Nasdaq Stock Market and the Company's Corporate Governance Guidelines, the Board eliminated the position of Lead Independent Director, effective as of the Effective Date.

There are no arrangements or understandings between Mr. Mennen and any other person pursuant to which he was selected as Chair of the Board. Mr. Mennen has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Mennen will continue to receive compensation for his service on the Board in accordance with the Company’s Non-Employee Director Compensation Program.

Item 7.01 Regulation FD Disclosure.

On September 17, 2026, the Company issued a press release relating to the matters described in Item 5.02 above. A copy of the press release is furnished with this report as Exhibit 99.1 and is incorporated by reference in this Item 7.01.

The information furnished under Item 7.01 of this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. The information furnished under Item 7.01 of this report shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement, dated August 28, 2026, between PetMed Express, Inc. and Jeffrey Allen Willard
99.1	Press Release issued by PetMed Express, Inc. dated September 17, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 17, 2026

PETMED EXPRESS, INC.
By:	/s/ Robert Lawsky
Name:	Robert Lawsky
Title:	General Counsel
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